Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Haverty Furniture Companies, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2004 (the “Report”), I, Clarence H. Smith, President and Chief Executive Officer of the Company, and I, Dennis L. Fink, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2004	/s/ Clarence H. Smith

Clarence H. Smith
President and
Chief Executive Officer

/s/ Dennis L. Fink

Dennis L. Fink
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Haverty Furniture Companies, Inc. and will be retained by Haverty Furniture Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.